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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Form 8-K/A of our report dated September 25, 1996, except for Note 12, as to which the date is November 18, 1996 on our audit of the consolidated financial statements of 4MC-Burbank, Inc. as of August 4, 1996, and for the year ended August 4, 1996 appearing in the registration statement on Form S-1 (SEC File No. 333-13721)



                                                        COOPERS & LYBRAND L.L.P.

Los Angeles, California
May 23, 1997



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